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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement    [ ]  Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Multicom Publishing, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. and 0-11.

      (1)  Title of each class of securities to which transaction applies:

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      (2)  Aggregate number of securities to which transaction applies:

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      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

      (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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August __, 1997

Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders which will be held on Thursday, August 28, 1997, at 10:00 A.M., at the offices of the Company at 188 Embarcadero, 5th Floor, San Francisco, California.

     The Notice of the Special Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign, and return, at an early date, the enclosed proxy in the prepaid envelope, to assure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN, AND RETURN THE ENCLOSED PROXY OR ATTEND THE SPECIAL MEETING IN PERSON.

Sincerely yours,

TAMARA L. ATTARD                           PAUL G. ATTARD
Chairman of the Board and                  President
Chief Executive Officer
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                           MULTICOM PUBLISHING, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 28, 1997


     The Special Meeting of Shareholders of Multicom Publishing, Inc. (the "Company") will be held at the offices of the Company at 188 Embarcadero, 5th Floor, San Francisco, California on August 28, 1997, at 10:00 A.M., for the following purposes:

     1. To consider and vote upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to effect a three for one reverse stock split by changing the number of issued and outstanding shares of Common Stock, par value $.01, from approximately 6,540,252 shares to approximately 2,180,084 shares, par value $.01; and

     2. To transact such other business as may properly come before the Meeting and any adjournment or postponement of the Meeting.

     The current members of the Board of Directors presently hold Common Stock representing an aggregate of approximately 4,560,777 votes, or approximately 69.7% of the total number of votes eligible to be cast at the Special Meeting.

     Holders of record of the Company's Common Stock at the close of business on August 1, 1997 will be entitled to vote at the meeting.

     IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY.

PATRICIA E. HART
Secretary

August __, 1997





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                           MULTICOM PUBLISHING, INC.

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Multicom Publishing, Inc., a Washington corporation (the "Company"), with principal executive offices at 1100 Olive Way, 12th Floor, Seattle, Washington 98101, of proxies in the accompanying form to be used at the Special Meeting of Shareholders to be held on August 28, 1997, and any adjournment or postponement of the Special Meeting. The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Special Meeting. A proxy may be revoked at any time before it is exercised by submitting a later-dated proxy or by voting in person at the Special Meeting. On the matter coming before the Special Meeting for which a choice has been specified by a shareholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the approval of the three for one reverse stock split.

     Shareholders of record at the close of business on August 1, 1997 are entitled to notice of and to vote at the Special Meeting. On August 1, 1997, the Company had 6,540,252 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote for each share held as of the record date. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for the purposes of determining whether a proposal has been approved.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of the Company by personal interview, telephone, or telegraph. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock.

     This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about August __, 1997.

                                   IMPORTANT

Please mark, date, and sign the enclosed proxy, and return it at an early date in the enclosed postage-prepaid return envelope so that, if you are unable to attend the special meeting, your shares may be voted.


                    PROPOSAL CONCERNING REVERSE STOCK SPLIT


     The Board of Directors of the Company has adopted a proposal declaring advisable an amendment to the Amended and Restated Articles of Incorporation of the Company to effect a three for one reverse stock split of all of the issued and outstanding Common Stock (the "Reverse Stock Split Amendment"). As of August 1, 1997, the Company had authorized 40,000,000 shares of Common Stock, $.01 par value and 300,000 shares of Preferred Stock,





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$.01 par value, of which 235,000 preferred shares are classified as Series A
Preferred Stock and 1,000 preferred shares are classified as Series B Convertible Preferred Stock. As of that date, there were issued and outstanding 6,540,252 shares of Common Stock, 235,000 shares of Series A Preferred Stock and 400 shares of Series B Convertible Preferred Stock. The proposed reverse stock split will not affect any shareholder's proportionate equity interest in the Company. The proposed form of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of Multicom Publishing, Inc., respecting the Reverse Stock Split Amendment is attached hereto as Exhibit A.

     The Reverse Stock Split Amendment will not have any material impact on the aggregate capital represented by the shares of capital stock for financial statement purposes. Adoption of the reverse stock split will reduce the presently issued and outstanding shares of Common Stock as indicated on the table below.

     In connection with the reverse stock split, current shareholders would receive one share of Common Stock, and one additional share of Common Stock for any resulting fractional share, in exchange for three currently outstanding shares of Common Stock.

                             BEFORE SPLIT                  AFTER SPLIT

Class of Stock          Authorized     Issued         Authorized     Issued
--------------          ----------     ------         ----------     ------

Common Stock            40,000,000     6,540,252      40,000,000     2,180,084

     The number of issued shares after the reverse stock split are approximate. Except for changes resulting from the reverse stock split, the rights and privileges of holders of shares of Common Stock will remain the same, both before and after the filing of the Certificate of Amendment.

REASONS FOR THE REVERSE STOCK SPLIT

     The Company's Common Stock is traded on The Nasdaq SmallCap Market ("SmallCap Market"). The SmallCap Market rules require that securities traded on the SmallCap Market generally must maintain a minimum bid price of $1.00. On May 28, 1997, the Company received notification from the SmallCap Market that the Company's shares of Common Stock had failed to maintain a closing minimum bid price greater than or equal to $1.00 for the period comprising the prior ten consecutive trade dates. The Company was provided ninety calendar days in which to regain compliance with the minimum bid price. In order to regain compliance, the Company's Common Stock must maintain a closing bid price of $1.00 or greater for ten consecutive trading days on or before August 28, 1997. In the event the Company is unable to demonstrate compliance on or before August 28, 1997, it must submit its proposal for achieving compliance with the listing criteria for the SmallCap Market or be delisted from the SmallCap Market.

     The Company's management is proposing the three for one reverse stock split to regain compliance with the $1.00 minimum bid price listing requirement. The bid price for the Company's Common Stock as reported on the SmallCap Market on August 1, 1997 was $.375. Theoretically, with the three for one reverse stock split, the price of the Company's Common Stock will exceed the $1.00 price requirement and the Company will regain compliance with the listing requirement.

     The Company's management believes that maintaining the listing of the Company's Common Stock on the





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SmallCap Market is very important to the Company and its shareholders.
Pursuant to Rule 15g-2 (the "Rule") adopted by the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934, broker-dealers are required to implement certain supplemental sales practice requirements when recommending and selling "penny stock" to customers in transactions not exempt under the Rule. The Rule was directed at the elimination of certain practices in connection with the sale of certain low priced securities. The Rule exempts from its requirements the securities of issuers listed on national securities exchanges and the NASDAQ trading systems. Management of the Company believes that the market for the Company's Common Stock will be improved by securing continued listing on the SmallCap Market, thereby continuing to qualify its Common Stock for the exemption from the impact of the Rule.

     Management believes that the current per share price level of the Company's Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within these firms from dealing in low priced stock. Some of those policies and practices pertain to the payment of brokers commissions and to time consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.

     The decrease in the number of shares of Common Stock outstanding as a consequence of the proposed reverse stock split should increase the per share price of the Common Stock, which may encourage greater interest in the Common Stock and possibly promote greater liquidity for the Company's shareholders. However, the increase in the per share price of the Common Stock as a consequence of the proposed reverse stock split may be proportionately less than the decrease in the number of shares outstanding. In addition, any increased liquidity due to any increased per share price could be partially or entirely offset by the reduced number of shares outstanding after the proposed reverse stock split. Nevertheless, the proposed reverse stock split could result in a per share price that adequately compensates for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described above will occur, or that any increase in the per share price of the Common Stock resulting from the proposed reverse stock split will be maintained for any period of time. The management of the Company does not currently intend to engage in any future transactions or business combinations which would qualify the Company for deregistration of the Common Stock from the reporting and other requirements of federal securities laws.

     The Company is currently seeking to secure additional equity capital though the public or private sale of stock. The Company believes that prospective investors will view an investment in the Company more favorably if its shares continue to qualify for listing on the SmallCap Market. There can be no assurance that the Company will be able to secure additional financing through the sale of stock or that a reverse stock split in this amount will have the desired consequence.

     The actual timing of the filing of the amendment of the Amended and Restated Articles of Incorporation effecting the reverse stock split will be determined by the management of the Company based upon their evaluation as to when such an action will be most advantageous to the Company and its shareholders. Also, the Company's management reserves the right to forego or postpone filing the Reverse Stock Split Amendment. The proposed reverse stock split will become effective on the effective date of that filing (the "Effective Date"). Commencing on the Effective Date, each currently outstanding certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares resulting from the reverse stock split. Currently outstanding certificates do not have to be surrendered in exchange for new certificates in connection with the reverse stock split. Rather, new stock certificates reflecting the number of shares resulting from the reverse stock split will be issued only as currently outstanding certificates are transferred. However, the Company will provide shareholders with instructions as to how to exchange their certificates and encourage them to do so. The Company will obtain a new CUSIP number for its shares of Common Stock.





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     To the extent a shareholder holds a number of shares that would result in a residual fractional interest, the Company will issue, as soon as is practicable after the Effective Date, one share of Common Stock for each share of Common Stock outstanding prior to the reverse stock split that comprises the fractional interest. Shareholders will not have the opportunity on or after the Effective Date to round off their shareholdings to avoid any resulting fractional interest. The management of the Company believes that the issuance of one share of Common Stock for each share of Common Stock that comprises the fractional interest is fair to all of the shareholders who hold fractional interests, the other shareholders of the Company and the Company.

     As of August 1, 1997, the Company had approximately 30 shareholders of record and believes the total number of beneficial holders of the Common Stock of the Company to be approximately 700, based on information received from the transfer agent and those brokerage firms who hold the Company's securities in custodial or "street" name. After the reverse stock split the Company estimates that, based on the shareholdings as of August 1, 1997, it will continue to have approximately the same number of shareholders.

     There can be no assurance that the market price of the Common Stock after the proposed reverse stock split will be three times the market price before the proposed reverse stock split, or that such price will either exceed or remain in excess of the current market price.

WARRANTS AND OPTIONS

     The Company currently has outstanding or is authorized to issue various warrants and stock options to acquire up to an aggregate of 2,127,982 shares of Common Stock at various exercise prices. An additional warrant has been issued to one of the Company's lenders granting such lender the right to purchase 844,354 shares of Common Stock at an exercise price of $.01 per share. This warrant becomes exercisable in the event (i) the Company loses its listing on the SmallCap Market or (ii) the capital and surplus of the Company is less than $1,000,000 for any fiscal quarter. The amount of stock issuable pursuant to these options and warrants will be reduced to one-third the previous amounts and the per share exercise prices will be increased three times.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of the proposed reverse stock split will be as set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision and is therefore necessarily general in nature. Therefore, shareholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

     1. The proposed reverse stock split will be a tax-free recapitalization for the Company and its shareholders to the extent that currently outstanding shares of stock are exchanged for other shares of stock after the split.

     2. The new shares of each class of stock in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of each class of stock held by that shareholder immediately prior to the proposed reverse stock split. The shareholder's basis in the new stock is equal to the basis in the stock exchanged plus gain recognized, if any.





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                 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR
                       THE REVERSE STOCK SPLIT AMENDMENT.


                                 VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting voting together is required to adopt the Reverse Stock Split Amendment.


                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     Whether you intend to be present at the Special Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors,

PATRICIA E. HART
Secretary





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                                   EXHIBIT A

                          CERTIFICATE OF AMENDMENT TO
               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                           MULTICOM PUBLISHING, INC.


     Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the following Articles of Amendment to Amended and Restated Articles of Incorporation are submitted for filing.


     ARTICLE 1.  The name of record of the corporation is:

                 Multicom Publishing, Inc.

     ARTICLE 2.  The text of the amendment as adopted is as follows:

          Article III is amended by modifying the language under the heading "Authorized Capital Stock" to read in full as follows:

     "The aggregate number of shares which the Corporation shall have he authority to issue is as follows:

     A. Forty Million (40,000,000) shares of common stock, with a par value of $0.01 per share ("Common Stock').

     B. Three Hundred Thousand (300,000) shares of preferred stock, with a par value of $0.01 per share ("Preferred Stock").

     The transfer of any shares of this Corporation shall be subject to restrictions, if any, contained in the corporate bylaws or any shareholder agreement.

     Unless the context requires otherwise, the term "share" and "shareholder" shall include shares and holders of both Common Stock and Preferred Stock.

     Pursuant to approval of the Board of Directors and the shareholders of the Corporation (i) each three shares of the Corporation's Common Stock outstanding shall be changed into one share of Common Stock and (ii) one share of Common Stock shall be issued in exchange for each fractional interest resulting from the three for one reverse stock split referred to in clause (i) above. Previously, each share of the Corporation's Series A Common Stock and Series B Common Stock outstanding was, without any action on the part of the holder thereof, reclassified as one share of Common Stock. Pursuant to approval of the Board of Directors and the shareholders of the Corporation, each five shares of the Corporation's Series A Common Stock outstanding has previously been changed into four shares of Series A Common Stock and each five shares of the Corporation's Series B Common Stock outstanding has previously been changed into four shares of Series B Common Stock."





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     ARTICLE 3.  The date of adoption of the amendment was:

                 August __, 1997

     ARTICLE 4.  The amendment was adopted by:

                 Shareholder action.

     ARTICLE 5.  These Articles will be effective upon filing.



Dated:  August __, 1997

                                            ____________________________________
                                            Tamara L. Attard
                                            Chairman and Chief Executive Officer





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                           MULTICOM PUBLISHING, INC.

         PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
               SPECIAL MEETING OF SHAREHOLDERS ON AUGUST 28, 1997


The undersigned hereby appoints Tamara L. Attard as proxy with full power of substitution to vote all shares of the Common Stock of Multicom Publishing, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on August 28, 1997, and at any adjournment thereof, upon the items described in the proxy Statement. The undersigned acknowledges receipt of the notice of the Meeting and of the Proxy Statement.

PROXIES WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED ABOVE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A THREE FOR ONE REVERSE STOCK SPLIT. THIS PROXY IS REVOCABLE ANY TIME PRIOR TO ITS USE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE THREE FOR ONE REVERSE STOCK SPLIT.

     1. To approve the proposal to amend the Company's Amended and Restated Articles of Incorporation to effect a three for one reverse stock split by changing the number of issued and outstanding shares of Common Stock, par value $.01, from approximately 6,540,252 shares to approximately 2,180,084 shares, par value $.01.


       [ ]  FOR               [ ]  AGAINST             [ ]  ABSTAIN

The Board of Directors recommends a vote FOR the proposal to amend the Company's Amended and Restated Articles.


     2. To transact such other business which may properly be brought before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the approval of the foregoing actions.

     Please sign your name below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title or capacity.


Dated _________________               By:___________________________________
                                         (Stockholder)


Dated__________________               By:___________________________________
                                         (Second Signature, if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THIS FORM PROMPTLY.